UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2023, HCW Biologics Inc. (the “Company”) entered into a secured Development Line of Credit Agreement (the “Agreement”) with Prime Capital Ventures, LLC, as lender (the “Lender”), pursuant to which the Lender shall advance loans to the Company in an aggregate principal amount not to exceed $26.25 million (the “Maximum Amount”) with a scheduled maturity date of April 20, 2028 (the “Maturity Date”). The note issued pursuant to the Agreement bears interest at a fixed rate of seven (7) percent per annum, due monthly in arrears on the first day of each month, and the outstanding principal on the note shall be due and payable in full on the Maturity Date.

Under the Agreement, within ten (10) days of receipt of the executed Agreement by each of the Company and the Lender, the Company will be required to wire $5.25 million to Lender to serve as a reserve for the payment of interest under the Agreement. In addition, out of the initial advance, the Company shall pay to the Lender a non-refundable fee in the amount of $1.25 million. The Lender is required to make advances to the Company pursuant to the terms of the Agreement in an amount not to exceed the Maximum Amount. The initial advance from the Lender to the Company is contingent upon the Company’s (1) receipt of all necessary permits and approvals to conduct its business and (2) the compliance with all applicable laws, including zoning and environmental laws.

The Agreement contains customary representations, warranties, affirmative and negative covenants, including financial reporting covenants, events of default and indemnification provisions in favor of the Lender referred to in the Agreement. The covenants include restrictions governing the Company’s ability to amend its certificate of incorporation or bylaws in a manner adverse to the Lender, the Company’s incurrence of liens and indebtedness, the Company’s ability to make investments, and the Company’s entry into certain merger and acquisition transactions or dispositions and other matters, all subject to certain exceptions. In connection with the Agreement, the Lender has been granted a first priority lien and security interest in the Company’s new facility under construction at 3300 Corporate Way, Miramar Florida and various construction project-related bank accounts.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
10.1*	Development Line of Credit Agreement, dated as of April 20, 2023 by and between Prime Capital Ventures, LLC and HCW Biologics Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	April 27, 2023	By:	/s/ Hing C. Wong, Ph.D.
Founder and CEO